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CONSENT OF KPMG LLP


                                                                    Exhibit 23.1

Consent of Independent Accountants

Board of Directors
JFAX.COM, Inc.

     We consent to the use of our reports incorporated by reference herein, with respect to JFAX.COM, Inc. and SureTalk.com, Inc., and to the reference to our firm under the headings "Experts" in the prospectus.


                                            By: /s/ KPMG LLP
                                               -------------------------
                                               KPMG LLP

Los Angeles, California
November 8, 2000